EXHIBIT 99.1

Spirit Airlines Reports Second Quarter 2015
Adjusted Pre-Tax Margin of 21.3 Percent

MIRAMAR, FL. (July 24, 2015) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported second quarter 2015 financial results.

•
Adjusted net income for the second quarter 2015 increased 12.6 percent to $74.8 million ($1.03 per diluted share) compared to the second quarter 2014[1]. GAAP net income for the second quarter 2015 increased 18.3 percent year over year to $76.7 million ($1.05 per diluted share).

•	Adjusted pre-tax margin for the second quarter 2015 was 21.3 percent[1]. On a GAAP basis, pre-tax margin for the second quarter 2015 was 21.8 percent.

•	Spirit ended the second quarter 2015 with unrestricted cash and cash equivalents of $769.3 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended June 30, 2015 was 29.4 percent[2].

"Our second quarter 2015 performance was negatively impacted by an unusual number of storms and I want to thank our team members and business partners for their hard work and dedication in serving our customers and helping us to restore our operations to normal," said Ben Baldanza, Spirit’s Chief Executive Officer. "In addition to an unusual number of storms, we’ve recently seen a noticeable change in competitive pricing behavior. But, the fundamentals of our business haven’t changed:  we continue to grow our network while maintaining high margins, delivering strong returns, and offering our customers low fares."

During June, Spirit experienced consecutive storm systems in Dallas, Chicago, New York, and Detroit followed by Tropical Storm Bill that sat over Houston before moving north to Dallas. The timing and location of these storm systems produced a domino effect on the Company's operation resulting in over 500 flight cancellations and numerous flight delays. Due to the sheer volume of flights affected, the Company was unable to flex up staffing levels enough to mitigate the impact of crews being displaced or being unable to work due to them reaching their contractual or regulatory work hour maximums. These challenges lengthened the span of the irregular operation and the time it took to restore the system to normal. With its high aircraft utilization, low daily flight frequency and point-to-point network, severe irregular operations typically create a unique set of challenges for the Company; however, the Company believes the unusual number and location of storms in June exacerbated the operational difficulty and made this event unlike others. The Company estimates the impact of the cancellations, delays, and other non-recurring expenses during the quarter negatively impacted operating income by $20 million ($5 million lower revenue, $15 million higher costs). Adjusting for these items, the Company estimates it would have reported adjusted net income of $87.5 million ($1.20 per diluted share).

Revenue Performance
For the second quarter 2015, Spirit's total operating revenue was $553.4 million, an increase of 10.8 percent compared to the second quarter 2014, driven by an increase in flight volume, partially offset by a decrease in operating yields.

Total revenue per passenger flight segment ("PFS") for the second quarter 2015 decreased 12.4 percent year over year to $122.59, primarily driven by a 19.4 percent decrease in ticket revenue per PFS. The decline in ticket revenue per PFS was driven by lower fare levels as a result of increased competitive pressures as well as a higher percentage of the Company’s markets being under development compared to the same period last year. Although slightly lower year over year on a per PFS basis, non-ticket revenue continues to provide a stable revenue stream that is increasingly important during periods of lower passenger yields. Non-ticket revenue per PFS only declined 1.7 percent year over year to $54.24. The decrease in non-ticket revenue per PFS was primarily attributable to lower bag revenue per PFS and the outsourcing of the Company's onboard catering to a third-party provider under a revenue share agreement.

Total revenue per available seat mile (“RASM”) for the second quarter 2015 decreased 14.8 percent compared to the second quarter 2014 on a capacity increase of 30.1 percent. The RASM decrease was driven by lower fare levels as a result of increased competitive pressures as well as the ramp up growth in the Company's new and mature markets.

Cost Performance
Total operating expenses for the second quarter 2015, excluding $2.9 million of credits related to special items, increased 10.4 percent to $434.0 million3. Including special items, total operating expenses increased 9.4 percent year over year to $431.1 million. Operating expenses benefited from economic fuel expense decreasing 14.8 percent, or $22.8 million, on a fuel volume increase of 27.8 percent.

Spirit reported second quarter 2015 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)3 of 5.80 cents, a decrease of 2.5 percent compared to the same period last year, driven primarily by lower aircraft rent per ASM, lower distribution expense per ASM, and lower labor expense per ASM. These benefits were partially offset by higher passenger re-accommodation expense per ASM. The decrease in aircraft rent per ASM was driven by a change in the mix of leased (rent recorded under aircraft rent) and purchased (depreciation recorded under depreciation and amortization) aircraft. Lower distribution expense per ASM was in part driven by lower credit card rates related to the modification and extension of Spirit's credit card processor agreement in late 2014. Labor expense per ASM in the second quarter 2015 was lower compared to the same period last year primarily due to scale benefits from overall growth and from larger gauge aircraft, partially offset by higher health care costs. Passenger re-accommodation expense (recorded under other operating expense) per ASM was primarily higher year over year due to the impact from an unusual number of storm systems that disrupted the Company's operations.

"Due to the financial impact of the unusual number of cancellations, delays, and other non-recurring items during the quarter, as well as higher healthcare costs, we have revised our full year 2015 Adjusted CASM ex-fuel range and now estimate it will be down 5 to 6 percent year over year,” said Ted Christie, Spirit's Chief Financial Officer. "Despite these adjustments, I am encouraged about how the business is performing, which establishes a solid base for improved cost performance in 2016 and beyond."

Share Repurchase
Spirit repurchased approximately 1 million shares during the second quarter, which equated to approximately $67.5 million of the total $100 million authorization.

Fleet
In the second quarter 2015, Spirit took delivery of 3 new A320 aircraft, ending the quarter with 73 aircraft in its fleet.

Other Second Quarter 2015 Highlights

•	Maintained its commitment to offer low fares to its valued customers; average ticket revenue per PFS for the second quarter 2015 was $68.35 with total revenue per PFS of $122.59.

•	Launched service on 24 new nonstop routes in the second quarter 2015.

•	Delivered our first SpaceFlex certified A320, which provides the cabin flexibility to add four additional Big Front Seats to this aircraft and our entire A320 fleet.

•	Received FAA certification to add ten additional seats to the A321 aircraft scheduled for delivery this year and beyond.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, July 24, 2015, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our modern and fuel-efficient all-Airbus fleet, we operate more than 360 daily flights to 57 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.

(3)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding revenues, cost of operations, the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2015	2014	Change	2015	2014	Change
Operating revenues:
Passenger	$308,573	$302,487	2.0	$582,039	$556,365	4.6
Non-ticket	244,848	196,850	24.4	464,737	380,959	22.0
Total operating revenues	553,421	499,337	10.8	1,046,776	937,324	11.7

Operating expenses:
Aircraft fuel	127,907	154,852	(17.4)	240,333	303,323	(20.8)
Salaries, wages and benefits	97,037	77,440	25.3	186,094	153,689	21.1
Aircraft rent	53,127	48,222	10.2	105,915	94,609	12.0
Landing fees and other rents	33,364	25,831	29.2	63,910	49,847	28.2
Distribution	22,349	20,159	10.9	42,846	38,728	10.6
Maintenance, materials and repairs	21,271	19,205	10.8	40,431	36,819	9.8
Depreciation and amortization	17,139	11,344	51.1	32,002	22,465	42.5
Other operating	58,173	36,408	59.8	101,920	71,856	41.8
Loss on disposal of assets	415	715	na	1,010	865	na
Special charges	324	17	na	749	26	na
Total operating expenses	431,106	394,193	9.4	815,210	772,227	5.6

Operating income	122,315	105,144	16.3	231,566	165,097	40.3

Other (income) expense:
Interest expense	4,419	103	na	7,231	210	na
Capitalized interest	(2,829)	(103)	na	(5,362)	(210)	na
Interest income	(177)	(83)	113.3	(311)	(151)	106.0
Other expense	44	1,439	(96.9)	116	1,476	(92.1)
Total other (income) expense	1,457	1,356	7.4	1,674	1,325	26.3

Income before income taxes	120,858	103,788	16.4	229,892	163,772	40.4
Provision for income taxes	44,154	38,939	13.4	84,186	61,217	37.5
Net income	$76,704	$64,849	18.3	$145,706	$102,555	42.1
Basic earnings per share	$1.06	$0.89	19.1	$2.00	$1.41	41.8
Diluted earnings per share	$1.05	$0.88	19.3	$1.99	$1.40	42.1

Weighted average shares, basic	72,518	72,740	(0.3)	72,784	72,712	0.1
Weighted average shares, diluted	72,801	73,294	(0.7)	73,083	73,274	(0.3)

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30, 2015
	2015	2014	2015	2014
Net income	$76,704	$64,849	$145,706	$102,555
Unrealized gain (loss) on interest rate derivative instruments, net of deferred taxes of $749, $0, ($191) and $0	1,238	—	(356)	—
Other comprehensive income (loss)	$1,238	$—	$(356)	$—
Comprehensive income	$77,942	$64,849	$145,350	$102,555

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$769,324	$632,784
Accounts receivable, net	30,856	22,685
Deferred income taxes	9,643	9,643
Prepaid expenses and other current assets	62,088	66,029
Total current assets	871,911	731,141

Property and equipment:
Flight equipment	549,517	204,462
Ground and other equipment	66,290	57,012
Less accumulated depreciation	(47,219)	(36,099)
	568,588	225,375
Deposits on flight equipment purchase contracts	267,344	242,881
Aircraft maintenance deposits	217,932	213,147
Deferred heavy maintenance, net	108,051	123,108
Other long-term assets	71,511	66,744
Total assets	$2,105,337	$1,602,396

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,751	$13,402
Air traffic liability	270,185	188,870
Current maturities of long-term debt	29,676	10,431
Other current liabilities	207,879	152,921
Total current liabilities	529,491	365,624

Long-term debt less current maturities	398,975	135,232
Long-term deferred income taxes	76,378	76,010
Deferred gains and other long-term liabilities	18,213	22,455
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	539,443	526,173
Treasury stock, at cost	(83,336)	(3,921)
Retained earnings	627,240	481,534
Accumulated other comprehensive loss	(1,074)	(718)
Total shareholders’ equity	1,082,280	1,003,075
Total liabilities and shareholders’ equity	$2,105,337	$1,602,396

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net income	$145,706	$102,555
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel derivative contracts, net	4,257	—
Equity-based compensation, net	4,743	3,872
Allowance for doubtful accounts (recoveries)	8	(33)
Amortization of deferred gains and losses	397	(178)
Depreciation and amortization	32,002	22,465
Deferred income tax expense (benefit)	559	(395)
Loss on disposal of assets	1,010	865
Capitalized interest	(5,362)	(210)
Changes in operating assets and liabilities:
Accounts receivable	(8,137)	(14,188)
Prepaid maintenance reserves	(4,621)	(14,286)
Long-term deposits and other assets	(10,930)	(27,020)
Accounts payable	7,856	(1,462)
Air traffic liability	90,056	64,331
Other liabilities	39,327	7,819
Net cash provided by operating activities	296,871	144,135

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(70,971)	(94,009)
Purchase of property and equipment	(308,163)	(7,430)
Net cash used in investing activities	(379,134)	(101,439)
Financing activities:
Proceeds from issuance of long-term debt	296,000	—
Proceeds from stock options exercised	23	63
Payments on debt and capital lease obligations	(8,940)	(511)
Proceeds from sale and leaseback transactions	7,300	—
Payments to pre-IPO shareholders pursuant to tax receivable agreement	—	(5,643)
Excess tax benefits from equity-based compensation	8,504	1,225
Repurchase of common stock	(79,415)	(1,222)
Debt issuance costs	(4,669)	—
Net cash provided by financing activities	218,803	(6,088)
Net increase in cash and cash equivalents	136,540	36,608
Cash and cash equivalents at beginning of period	632,784	530,631
Cash and cash equivalents at end of period	$769,324	$567,239
Supplemental disclosures
Cash payments for:
Interest (net of capitalized interest)	$1,758	$326
Taxes	$54,198	$52,093

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended June 30,
Operating Statistics	2015	2014	Change
Available seat miles (ASMs) (thousands)	5,213,299	4,008,507	30.1%
Revenue passenger miles (RPMs) (thousands)	4,481,064	3,506,459	27.8%
Load factor (%)	86.0	87.5	(1.5) pts
Passenger flight segments (thousands)	4,514	3,569	26.5%
Block hours	83,861	65,732	27.6%
Departures	32,164	25,353	26.9%
Operating revenue per ASM (RASM) (cents)	10.62	12.46	(14.8)%
Average yield (cents)	12.35	14.24	(13.3)%
Average ticket revenue per passenger flight segment ($)	68.35	84.75	(19.4)%
Average non-ticket revenue per passenger flight segment ($)	54.24	55.15	(1.7)%
Total revenue per passenger flight segment ($)	122.59	139.90	(12.4)%
CASM (cents)	8.27	9.83	(15.9)%
Adjusted CASM (cents) (1)	8.33	9.80	(15.0)%
Adjusted CASM ex-fuel (cents) (2)	5.80	5.95	(2.5)%
Fuel gallons consumed (thousands)	63,134	49,401	27.8%
Average economic fuel cost per gallon ($)	2.08	3.13	(33.5)%
Aircraft at end of period	73	57	28.1%
Average daily aircraft utilization (hours)	12.9	12.8	0.8%
Average stage length (miles)	974	976	(0.2)%
Airports served in the period	57	54	5.6%

	Six Months Ended June 30,
Operating Statistics	2015	2014	Change
Available seat miles (ASMs) (thousands)	9,942,762	7,793,234	27.6%
Revenue passenger miles (RPMs) (thousands)	8,498,622	6,795,746	25.1%
Load factor (%)	85.5	87.2	(1.7	) pts
Passenger flight segments (thousands)	8,494	6,833	24.3%
Block hours	160,896	128,870	24.9%
Departures	61,208	48,914	25.1%
Operating revenue per ASM (RASM) (cents)	10.53	12.03	(12.5)%
Average yield (cents)	12.32	13.79	(10.7)%
Average ticket revenue per passenger flight segment ($)	68.52	81.43	(15.9)%
Average non-ticket revenue per passenger flight segment ($)	54.71	55.76	(1.9)%
Total revenue per passenger flight segment ($)	123.23	137.19	(10.2)%
CASM (cents)	8.20	9.91	(17.3)%
Adjusted CASM (cents) (1)	8.20	9.89	(17.1)%
Adjusted CASM ex-fuel (cents) (2)	5.76	6.01	(4.2)%
Fuel gallons consumed (thousands)	119,857	96,078	24.7%
Average economic fuel cost per gallon ($)	2.02	3.15	(35.9)%
Average daily aircraft utilization (hours)	12.8	12.8	—
Average stage length (miles)	982	988	(0.6)%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended
	June 30,
(in thousands)	2015	2014
Operating special items include the following:
Unrealized losses (gains) related to fuel derivative contracts	$(3,669)	$467
Loss on disposal of assets	415	715
Special charges	324	17
Total operating special items	$(2,930)	$1,199

Non-operating special items include the following:
Settlement paid to Pre-IPO Stockholders	$—	$1,388
Total non-operating special items (1)	$—	$1,388

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except CASM data in cents)	2015	2014
Total operating expenses, as reported	$431,106	$394,193
Less operating special items (2)	(2,930)	1,199
Adjusted operating expenses, non-GAAP (3)	434,036	392,994
Less: Economic fuel expense	131,576	154,385
Adjusted operating expenses excluding fuel, non-GAAP (4)	$302,460	$238,609

Available seat miles	5,213,299	4,008,507

CASM (cents)	8.27	9.83
Adjusted CASM (cents) (3)	8.33	9.80
Adjusted CASM ex-fuel (cents) (4)	5.80	5.95

(1)
Non-operating special charges relate to the settlement paid to the Pre-IPO Stockholders in excess of the liability the Company had previously estimated related to the Company's Tax Receivable Agreement.

(2)	See "Special Items" for more detail.

(3)	Excludes operating special items.

(4)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per share data)	2015	2014
Net income, as reported	$76,704	$64,849
Add: Provision for income taxes	44,154	38,939
Income before income taxes, as reported	120,858	103,788
Pre-tax margin, GAAP	21.8%	20.8%
Add operating special items (1)	(2,930)	1,199
Add: non-operating special charges (1)	—	1,388
Income before income taxes, non-GAAP (2)	117,928	106,375
Adjusted pre-tax margin, non-GAAP (2)	21.3%	21.3%
Provision for income taxes (3)	43,084	39,910
Adjusted net income, non-GAAP (2)	$74,844	$66,465

Weighted average shares, diluted	72,801	73,294

Adjusted net income per share, diluted (2)	$1.03	$0.91

Estimated impact from unusual number of cancellations, delays, and other non-recurring items:
Revenue loss	$5,000
Total operating revenues (4)	$558,421

Expense impact	$15,000
Total adjusted operating expense (2)(4)	$419,036

Net income impact	$12,694
Total adjusted net income (2)(4)	$87,538

Total adjusted net income per share, diluted (2)(4)	$1.20

(1)	See "Special Items" for more details.

(2)	Excludes operating and non-operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

(4)	Excludes the impact from the unusual number of cancellations, delays, and other non-recurring items during the second quarter 2015.

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands)	2015	2014
Operating income, as reported	$122,315	$105,144
Operating margin, GAAP	22.1%	21.1%
Add operating special items (1)	(2,930)	1,199
Operating income, non-GAAP (2)	$119,385	$106,343
Operating margin (2)	21.6%	21.3%

(1)	See "Special Items" for more detail.

(2)	Excludes operating special items.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per gallon data)	2015	2014
Fuel expense
Aircraft fuel, as reported	$127,907	$154,852
Less Unrealized losses (gains) related to fuel derivative contracts	(3,669)	467
Economic fuel expense, non-GAAP	$131,576	$154,385

Fuel gallons consumed	63,134	49,401

Economic fuel cost per gallon, non-GAAP	$2.08	$3.13

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	June 30, 2015
Operating Income	$421,732
Add operating special items (1)	14,639
Adjustment for aircraft rent	207,133
Adjusted operating income (2)	643,504
Tax (35.9%) (3)	231,018
Adjusted operating income, after-tax	412,486
Invested Capital
Total debt	$428,651
Book equity	1,082,280
Less: Unrestricted cash	769,324
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,449,931
Total invested capital	2,191,538

Return on invested capital (ROIC), pre-tax (2)	29.4%
Return on invested capital (ROIC), after-tax (2)(3)	18.8%

(1)
Special items include unrealized gains or losses related to fuel derivative contracts, loss on disposal of assets, special charges (credits), and additional federal excise tax on a minority of fuel volume for the period beginning July 1, 2009 through December 31, 2013 recorded in the third quarter 2014.

(2)	Excludes special items as described above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended June 30, 2015.
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